UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2013 (April 30, 2013)

FREESCALE SEMICONDUCTOR, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On April 30, 2013, Freescale Semiconductor, Ltd. (the “Company”) held its Annual General Meeting of Shareholders (“Annual Meeting”).  All of the Company’s proposals were approved by shareholders at the Annual Meeting.  The final voting results for the proposals are set forth below.

1.              All nominees for election to the Board were elected to serve until their term expires at the 2014 annual general meeting of the Company, or until their appointment is terminated in accordance with our bye-laws, based on the following votes:

	For	Withheld	Broker Non- Votes
Chinh E. Chu	217,288,537	30,567,988	1,906,042
John T. Dickson	246,972,909	883,616	1,906,042
Daniel J. Heneghan	246,959,163	897,362	1,906,042
Thomas H. Lister	240,046,505	7,810,020	1,906,042
Gregg A. Lowe	240,325,286	7,531,239	1,906,042
John W. Marren	236,753,592	11,102,933	1,906,042
J. Daniel McCranie	246,961,882	894,643	1,906,042
James A. Quella	236,854,030	11,002,495	1,906,042
Peter Smitham	236,756,439	11,100,086	1,906,042
Gregory L. Summe	236,755,221	11,101,304	1,906,042
Claudius E. Watts IV	236,854,065	11,002,460	1,906,042

2.              The proposal to appoint KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013, and authorize the Audit and Legal Committee of the Board to determine the independent auditors’ fees was approved based upon the following votes:

For	Against	Abstain
249,728,405	32,835	1,327

3.              The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was approved based upon the following votes:

For	Against	Abstain	Broker Non- Votes
235,720,795	12,129,028	6,702	1,906,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

	By:	/s/ Dathan C. Voelter
	Name:	Dathan C. Voelter
	Title:	Assistant Secretary

Date: May 2, 2013